Exhibit 10.81
FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED PREFERRED VENDOR AGREEMENT
This First Amendment to the SECOND AMENDED AND RESTATED PREFERRED VENDOR AGREEMENT (“Agreement”) between CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut Corporation (“CIGNA”) and UNITED STATES PHARMACEUTICAL GROUP, LLC (“USPG”), a Delaware limited liability company and NATIONSHEALTH, INC., a Delaware Corporation and the indirect owner of all of the membership interest of USPG (collectively, “NationsHealth”), dated May 1, 2008, is made and entered into effective February 25, 2009.
WHEREAS, pursuant to Section 10.10 of the Agreement, CIGNA and NationsHealth wish to amend the Agreement.
NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Agreement is hereby amended as follows:
1. For purposes of this Amendment, and unless otherwise indicated, capitalized terms used herein shall be as defined in the Agreement.
2. Section B of Exhibit 1.03A of the Agreement under the heading “COMPENSATION FOR PRE-TRANSITION DATE SERVICES” is hereby deleted in its entirety and replaced with the following:
“B. Calculation of Amount Due USPG
The monthly amount due USPG will be calculated as follows for the month of the Effective Date through April 2009 regardless of whether the Transition Date occurs prior to May 1, 2009:
a.)	[* * *]

b.)	Less: [* * *]

c.)	Plus: [* * *]

d.)	Less: [* * *]

e.)
Less: [* * *] commencing for [* * *] and continuing through (i) [* * *] in the event that the Transition Date occurs by [* * *]; or (ii) such time as the Transition Date occurs in the event that it occurs after [* * *]; or (iii) the termination or expiration of this Agreement in the event that the Transition Date does not occur while this Agreement is in effect.

f.)
Less: [* * *] commencing for [* * *] and continuing through (i) such time as the Transition Date occurs in the event that it occurs after [* * *]; or (ii) the termination or expiration of this Agreement in the event that the Transition Date does not occur while this Agreement is in effect.”

3. Section 1.01(a) of the Agreement, which defines “Transition Date,” is hereby deleted in its entirety and replaced with the following:

“The activities and responsibilities set forth in Section 1.03A to be undertaken until the Transition Date, which is defined as the later of (i) October 1, 2008; or (ii) the date identified in a written notice from CIGNA to USPG as the date on which USPG shall commence the activities and undertake the responsibilities set forth in Exhibit 1.03B, which date must be [* * *] after CIGNA has provided the written notice.”

4. The first paragraph of Section B of Exhibit 1.03B of the Agreement under the heading “COMPENSATION FOR POST-TRANSITION DATE SERVICES” is hereby deleted in its entirety and replaced with the following:
“The monthly amount due USPG will be calculated as set forth in this Section B for each month commencing [* * *] provided that the Transition Date occurs by [* * *]. If the Transition Date occurs after [* * *], the monthly amount due USPG will be calculated as set forth in Exhibit 1.03A through the month in which the Transition Date occurs, at which time the monthly amount due USPG will be calculated as set forth in this Section B.”
5. Except as modified by this Amendment, all other terms and provisions of the Agreement shall continue in full force and effect.
IN WITNESS THEREOF, the parties hereto have caused this Amendment to be executed in duplicate and signed by their respective officers duly authorized to do so.

UNITED STATES PHARMACEUTICAL GROUP, LLC

By:	/s/ Glenn M. Parker

	Title:	CEO
	Date:	February 25, 2009

NATIONSHEALTH, INC.

By:	/s/ Glenn M. Parker

	Title:	CEO
	Date:	February 25, 2009

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By:	/s/ Kenneth L. Sperling

	Title:	Senior Vice President
	Date:	March 6, 2009